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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-58375 and No. 333-43843 of Esterline Technologies Corporation and subsidiaries on Form S-8 of our report dated December 9, 1999, included in this Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 27, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
January 15, 2001

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INDEPENDENT AUDITORS' CONSENT